Exhibit 99.1
Contact:	Dan Yarbrough, Vice President of Investor Relations
danyarbrough@orthofix.com
(617) 912-2903

Orthofix International Benefits
From Recent Agreements
And FDA Approvals

•	Company to highlight expanding spine product portfolio at NASS Conference in Toronto

Boston, MA, – (BUSINESS WIRE) – Oct 13, 2008 – Orthofix International N.V. (NASDAQ: OFIX) (the Company) commented today on recent events expected to enhance the Company’s financial strength and outlook, and announced its participation at the Annual Meeting of the North American Spine Society (NASS) in Toronto.

Orthofix President and CEO Alan Milinazzo said “the two recent 510(k) approvals we previously announced for our Firebird™ Spinal Fixation System and our PILLAR™ SA interbody device were important steps as we work to expand our product portfolio and improve performance in our spine implant and biologic division.  We will highlight these products at NASS along with other new devices also planned for launch during 2009.”

Mr. Milinazzo also commented on two recently completed agreements expected to strengthen the Company, stating, “the completion of the previously announced amendment to our existing credit agreement has benefited us by enhancing our flexibility during these extremely difficult market conditions.  Also, a three-year interest rate swap we executed in June on $150 million of outstanding debt converted that portion of our debt from a floating rate to a fixed rate.  These agreements, along with additional steps we have taken to lock in interest expense through the end of 2008, provide us with improved stability as we execute our business plans.”

Mr. Milinazzo concluded by referring to a recent agreement with NuVasive, Inc. regarding the Company’s distribution of Trinity bone growth matrix, stating that “the agreement between Orthofix and NuVasive gives us additional confidence that there are no availability issues regarding Trinity for the remainder of our distribution agreement.  We believe we now have an adequate supply to not only meet our growing demand through the end of this year, but to also maintain inventory levels sufficient to continue to supply our surgeons through the end of June 2009, as called for in our agreement.  Importantly, we have also reduced the likelihood of having obsolete inventory when our distribution rights expire.”

About Orthofix

Orthofix International, N.V., a global medical device company, offers a broad line of minimally invasive surgical, and non-surgical, products for the spine, orthopedic, and sports medicine market sectors that address the lifelong bone-and-joint health needs of patients of all ages–helping them achieve a more active and mobile lifestyle. Orthofix’s products are widely distributed around the world to orthopedic surgeons and patients via Orthofix’s sales representatives and its subsidiaries, including BREG, Inc. and Blackstone Medical, Inc., and via partnerships with other leading orthopedic product companies. In addition, Orthofix is collaborating in R&D partnerships with leading medical institutions such as the Orthopedic Research and Education Foundation, Rutgers University, the Cleveland Clinic Foundation, Texas Scottish Rite Hospital for Children and National Osteoporosis Institute. For more information about Orthofix, please visit www.orthofix.com.

Forward-Looking Statements

This communication contains certain forward-looking statements under the Private Securities Litigation Reform Act of 1995.  These forward-looking statements, which may include, but are not limited to, statements concerning the projections, financial condition, results of operations and businesses of Orthofix and its subsidiaries and are based on management’s current expectations and estimates and involve risks and uncertainties that could cause actual results or outcomes to differ materially from those contemplated by the forward-looking statements.

Factors that could cause or contribute to such differences may include, but are not limited to, risks relating to the expected sales of its products, including recently launched products, unanticipated expenditures, changing relationships with customers, suppliers and strategic partners, risks relating to the protection of intellectual property, changes to the reimbursement policies of third parties, changes to and interpretation of governmental regulation of medical devices, the impact of competitive products, changes to the competitive environment, the acceptance of new products in the market, conditions of the orthopedic industry and the economy, corporate development and market development activities, including acquisitions or divestitures, unexpected costs or operating unit performance related to recent acquisitions and other factors described in our annual report on Form 10-K and other periodic reports filed by the Company with the Securities and Exchange Commission.